Exhibit 24.1
                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Moshe BenBassat and Mr. Shimon M. Rojany, and each of them acting individually, as his attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this report on Form 10-K, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorney to any and all amendments to said Report.




             SIGNATURE                               TITLE
             ---------                               -----

        /s/ Moshe BenBassat          Chief Executive Officer and
------------------------------------ Chairman of the Board of Directors
            Moshe BenBassat          (Principal Executive Officer)


        /s/ Shimon M. Rojany         Chief Financial Officer
------------------------------------ (Principal Financial and Accounting
            Shimon M. Rojany          Officer)

        /s/ Roni Einav                Director
------------------------------------
            Roni Einav

        /s/ Dr. Israel Borovich       Director
------------------------------------
            Dr. Israel Borovich

        /s/ Nathan Gantcher           Director
------------------------------------
            Nathan Gantcher

        /s/ Eddy Shalev               Director
------------------------------------
            Eddy Shalev

        /s/ James W. Thanos           Director
------------------------------------
            James W. Thanos